UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 13, 2012
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2012, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Mr. Andrew M. Miller to fill a newly-created vacancy on the Board of Directors. The Board of Directors has determined that Mr. Miller qualifies as independent under New York Stock Exchange rules.
Additionally, on February 13, 2012, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Mr. Miller to serve on the Compensation Committee, replacing Mr. Ryan Craig, with the result that the Compensation Committee following such appointment consists of Messrs. Dale Crandall, Patrick T. Hackett (Chair), Miller and Adarsh Sarma. Mr. Craig continues to serve on the Audit Committee and the Nominating and Governance Committee.
Mr. Miller, age 51, has served as the President and Chief Executive Officer of Polycom, Inc. (NASDAQ:PLCM) since May 2010 and as a director of Polycom, Inc. since June 2010. From July 2009 to May 2010, Mr. Miller served as Executive Vice President of Global Field Operations of Polycom, Inc. From December 2007 to June 2009, Mr. Miller served as global president of IPC Information Systems, LLC, a provider of communications solutions and services. From June 2006 to August 2007, Mr. Miller served as Senior Vice President, Monster North America, of Monster Worldwide Inc., a provider of global online employment solutions. Mr. Miller served on the board of directors of BroadSoft, Inc. (NASDAQ:BSFT) from June 2006 to October 2010. Mr. Miller served as Chief Executive Officer of Tandberg asa, a video solutions provider, from January 2002 to June 2006. Mr. Miller also held a number of roles at Cisco Systems, Inc. from 1990 to 2001, including Vice President, US Area Sales (West) and Vice President, Marketing (Customer Advocacy). Mr. Miller holds a B.S. in Business Administration from the University of South Carolina.
Pursuant to our non-employee director compensation program, Mr. Miller will receive a $45,000 annual retainer for serving on the Board of Directors plus an additional $5,000 annual retainer for serving on the Compensation Committee. Mr. Miller will also receive a stock option award under our 2009 Stock Incentive Plan that is exercisable for a number of shares equal to quotient of (1) $60,000, divided by (2) the Black-Scholes value of an option to purchase one share of our common stock. Such option will have an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the date of grant. Mr. Miller may be eligible for additional option awards that may be granted to our non-employee directors from time to time in the discretion of the Board of Directors and the Compensation Committee.
There are no arrangements or understandings between Mr. Miller and any other persons pursuant to which he was selected as a director, and no transactions between our company and Mr. Miller which require disclosure under Item 404(a) of Regulation S-K.
Item 8.01.    Other Information.
On February 13, 2012, in accordance with our bylaws, the Board of Directors duly adopted a resolution increasing the authorized number of directors from seven to eight.
SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel